Name of Person Filing:                                      Date Completed:
     Warner W. Henry                                        March 6, 1998

                                                            ATTACHMENT NO.  1


                              STOCK PURCHASE AGREEMENT

                                      BETWEEN

                                   HENRY COMPANY

                                        AND

                                THE SHAREHOLDERS OF
                                MONSEY PRODUCTS CO.

                              STOCK PURCHASE AGREEMENT

                                 TABLE OF CONTENTS



ARTICLE 1-DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     "Acquired Companies". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     "Applicable Contract" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     "Balance Sheet" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     "BEST EFFORTS". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     "Breach". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     "Buyer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     "Closing" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     "Closing Date". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     "Company" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     "Consent" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     "Contemplated Transactions" . . . . . . . . . . . . . . . . . . . . . . . . . .2
     "Contract". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     "Damages" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     "Employment Agreements" . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     "Encumbrance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     "Environment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     "Environmental, Health, and Safety Liabilities" . . . . . . . . . . . . . . . .2
     "Environmental Law" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     "ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     "Facilities". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     "GAAP". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     "Governmental Authorization". . . . . . . . . . . . . . . . . . . . . . . . . .4
     "Governmental Body" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     "Hazardous Activity". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     "Hazardous Materials" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     "HSR Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     "Intellectual Property Assets". . . . . . . . . . . . . . . . . . . . . . . . .4
     "IRC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     "IRS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     "Legal Requirement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     "Noncompetition Agreements" . . . . . . . . . . . . . . . . . . . . . . . . . .5
     "Occupational Safety and Health Law"  . . . . . . . . . . . . . . . . . . . . .5
     "Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     "Ordinary Course of Business" . . . . . . . . . . . . . . . . . . . . . . . . .5
     "Organizational Documents"  . . . . . . . . . . . . . . . . . . . . . . . . . .5
     "Person". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     "Principal Executives". . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

     "Proceeding". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     "Related Person". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     "Release" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     "Representative"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     "Securities Act". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     "Sellers" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     "Sellers' Knowledge". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     "Shares". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     "Shareholders Agreement". . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     "SUBSIDIARY". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     "TAX" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     "Tax Return"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     "Threat of Release" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     "Threatened". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE 2-SALE AND TRANSFER OF SHARES; CLOSING . . . . . . . . . . . . . . . . . . .7
     2.1  SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     2.2  PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     2.3  CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     2.4  CLOSING OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .8

ARTICLE 3-REPRESENTATIONS AND WARRANTIES OF SELLERS. . . . . . . . . . . . . . . . .9
     3.1  ORGANIZATION AND GOOD STANDING . . . . . . . . . . . . . . . . . . . . . .9
     3.2  AUTHORITY; NO CONFLICT . . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.3  CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     3.4  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     3.5  BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     3.6  TITLE TO PROPERTIES; ENCUMBRANCES. . . . . . . . . . . . . . . . . . . . 11
     3.7  PERSONAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     3.8  CONDITION AND SUFFICIENCY OF ASSETS. . . . . . . . . . . . . . . . . . . 13
     3.9  ACCOUNTS RECEIVABLE. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     3.10 INVENTORY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     3.11 NO UNDISCLOSED LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . 14
     3.12 TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     3.13 NO MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . . . . . . . . . . 15
     3.14 EMPLOYEE BENEFITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     3.15 COMPLIANCE WITH LEGAL REQUIREMENTS . . . . . . . . . . . . . . . . . . . 18
     3.16 LEGAL PROCEEDINGS; ORDERS. . . . . . . . . . . . . . . . . . . . . . . . 18
     3.17 ABSENCE OF CERTAIN CHANGES AND EVENTS. . . . . . . . . . . . . . . . . . 18
     3.18 CONTRACTS; NO DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . 19
     3.19 INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     3.20 ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . 22
     3.21 EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     3.22 LABOR RELATIONS; COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . 24

     3.23 INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . 25
          (a)  Intellectual Property Assets. . . . . . . . . . . . . . . . . . . . 25
          (b)  Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
          (c)  Know-How Necessary for the Business . . . . . . . . . . . . . . . . 25
          (d)  Patents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
          (e)  Trademarks and Copyrights . . . . . . . . . . . . . . . . . . . . . 26
          (f)  Trade Secrets . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     3.24 NO IMPROPER PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     3.25 RELATIONSHIPS WITH RELATED PERSONS . . . . . . . . . . . . . . . . . . . 28

ARTICLE 4-REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . . . . . . . 29
     4.1  ORGANIZATION AND GOOD STANDING . . . . . . . . . . . . . . . . . . . . . 29
     4.2  AUTHORITY; NO CONFLICT . . . . . . . . . . . . . . . . . . . . . . . . . 29
     4.3  INVESTMENT INTENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     4.4  CERTAIN PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE 5-COVENANTS OF SELLERS PRIOR TO CLOSING DATE . . . . . . . . . . . . . . . 30
     5.1  ACCESS AND INVESTIGATION . . . . . . . . . . . . . . . . . . . . . . . . 30
     5.2  OPERATION OF THE BUSINESSES OF THE ACQUIRED
          COMPANIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     5.3  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     5.4  REQUIRED APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     5.5  NOTIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     5.6  PAYMENT OF INDEBTEDNESS BY RELATED PERSONS . . . . . . . . . . . . . . . 32
     5.7  NO SOLICITATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     5.8  BEST EFFORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE 6-COVENANTS OF BUYER PRIOR TO CLOSING DATE . . . . . . . . . . . . . . . . 33
     6.1  APPROVALS OF GOVERNMENTAL BODIES . . . . . . . . . . . . . . . . . . . . 33
     6.2  BEST EFFORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

ARTICLE 7-CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. . . . . . . . . . . 33
     7.1  ACCURACY OF REPRESENTATIONS. . . . . . . . . . . . . . . . . . . . . . . 34
     7.2  SELLERS' PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     7.3  CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     7.4  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     7.5  ADDITIONAL DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     7.6  NO PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     7.7  NO CLAIM REGARDING STOCK OWNERSHIP OR
          SALE PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     7.8  NO PROHIBITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     7.9  HSR ACT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     7.10 FINANCING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     7.11 TERMINATION OF AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . 36

     7.12  MOONEY INVESTMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

 ARTICLE 8-CONDITIONS PRECEDENT TO SELLERS' OBLIGATION
           TO CLOSE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     8.1   ACCURACY OF REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . 36
     8.2   BUYER'S PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     8.3   CONSENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     8.4   ADDITIONAL DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 37
     8.5   NO INJUNCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

 ARTICLE 9-TERMINATION. . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     9.1   TERMINATION EVENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     9.2   EFFECT OF TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . 38

ARTICLE 10-INDEMNIFICATION; REMEDIES . . . . . . . . . . . . . . . . . . . . . . . 38
     10.1  SURVIVAL; RIGHT TO INDEMNIFICATION NOT
           AFFECTED BY KNOWLEDGE . . . . . . . . . . . . . . . . . . . . . . . . . 38
     10.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS . . . . . . . . . . . 39
     10.3  HOLDBACK ACCOUNT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     10.4  INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER . . . . . . . . . . . . 40
     10.5  TIME LIMITATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     10.6  LIMITATIONS ON AMOUNT--SELLERS. . . . . . . . . . . . . . . . . . . . . 41
     10.7  LIMITATIONS ON AMOUNT--BUYER. . . . . . . . . . . . . . . . . . . . . . 41
     10.8  PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS . . . . . . . . . . . 42
     10.9  PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS . . . . . . . . . . . . . . 43
     10.10 ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE 11-GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     11.1  EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     11.2  PUBLIC ANNOUNCEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 44
     11.3  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     11.4  RELEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     11.5  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     11.6  JURISDICTION; SERVICE OF PROCESS. . . . . . . . . . . . . . . . . . . . 47
     11.7  FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     11.8  WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     11.9  ENTIRE AGREEMENT AND MODIFICATION . . . . . . . . . . . . . . . . . . . 47
     11.10 SCHEDULES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     11.11 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. . . . . . . . . . . 48
     11.12 SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     11.13 SECTION HEADINGS, CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . 49
     11.14 APPOINTMENT OF SELLERS' REPRESENTATIVE. . . . . . . . . . . . . . . . . 49
     11.15 TIME OF ESSENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     11.16 GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     11.17 COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

                                       EXHIBITS

 2.4(a)(ii)    Employment Agreement
 2.4(a)(iii)   Non-Competition Agreement
 7.12          Terms of Mooney Investment
10.3           Custodial Agreement

                               STOCK PURCHASE AGREEMENT




       This Stock Purchase Agreement (the "Agreement") is made as of February 27, 1998, by Henry Company, a California corporation, or its designee ("Buyer") and the individual persons listed on Schedule A (collectively, the "Sellers").

                                      RECITALS

       A. Joseph T. Mooney, Jr., Edward P. Mooney, James F. Stewart and Larry A. Karasiuk (collectively, the "Principal Executives") are each a principal executive officer and/or a principal shareholder of Monsey Products Co., a Pennsylvania corporation (the "Company"), and together with those additional Sellers listed on Schedule A, own all of the issued and outstanding capital stock of the Company; and

       B. Sellers desire to sell, and Buyer desires to purchase, all of the Company's issued and outstanding shares of capital stock (the "Shares") for the consideration and on the terms set forth in this Agreement.

                                     AGREEMENT

       The parties, intending to be legally bound, agree as follows:

                                     ARTICLE 1

                                    DEFINITIONS

       For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

       "ACQUIRED COMPANIES"-- the Company and its Subsidiaries, collectively.

       "APPLICABLE CONTRACT" -- any Contract (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

       "BALANCE SHEET" -- as defined in Section 3.4.

       "BEST EFFORTS" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

       "BREACH" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach or failure.

       "BUYER" -- as defined in the first paragraph of this Agreement.

       "CLOSING" -- as defined in Section 2.3.

       "CLOSING DATE" -- the date and time as of which the Closing actually takes place.

       "COMPANY" -- as defined in the Recitals of this Agreement.

       "CONSENT" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

       "CONTEMPLATED TRANSACTIONS" -- all of the transactions contemplated by this Agreement, including (a) the sale of the Shares by Sellers to Buyer, (b) the execution, delivery, and performance of the Employment Agreements and the Noncompetition Agreements, (c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement, and (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Acquired Companies.

       "CONTRACT" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

       "DAMAGES" -- as defined in Section 10.2.1.

       "EMPLOYMENT AGREEMENTS" -- as defined in Section 2.4(a)(ii).

       "ENCUMBRANCE" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any voting, transfer, receipt of income, or exercise of any other attribute of ownership.

       "ENVIRONMENT" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

       "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to any violation of any Environmental Law or Occupational Safety and Health Law or any discharge, disposal or other Release of Hazardous Material into the Environment.

       "ENVIRONMENTAL LAW" -- any Legal Requirement that requires or relates to:

       (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

       (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

       (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

       (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

       (e)    protecting resources, species, or ecological amenities;

       (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

       (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

       (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

       "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

       "FACILITIES" -- any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

       "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

       "GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued or granted by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

       "GOVERNMENTAL BODY"-- any:

       (a) nation, state, territory, province, county, city, town, village, district, or other jurisdiction of any nature;

       (b) federal, state, provincial, territorial, local, municipal, foreign, or other government;

       (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

       (d)    multi-national organization or body; or

       (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

       "HAZARDOUS ACTIVITY" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

       "HAZARDOUS MATERIALS" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant or deleterious substance under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

       "HSR ACT" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

       "INTELLECTUAL PROPERTY ASSETS" -- as defined in Section 3.23.

       "IRC" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

       "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

       "LEGAL REQUIREMENT" -- any applicable federal, state, provincial, territorial, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

       "NONCOMPETITION AGREEMENTS" -- as defined in Section 2.4(a)(iii).

       "OCCUPATIONAL SAFETY AND HEALTH LAW" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any governmental program designed to provide safe and healthful working conditions.

       "ORDER" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

       "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

       "ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

       "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

       "PRINCIPAL EXECUTIVES" means Joseph T. Mooney, Edward P. Mooney, James F.C. Stewart, Larry A. Karasiuk.

       "PROCEEDING" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

       "RELATED PERSON" -- with respect to a particular individual:

       (a)    each other member of such individual's Family; and

       (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family.

With respect to a specified Person other than an individual:

       (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; and

       (b) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and (iii) any other natural person who is related to the individual or the individual's spouse within the second degree.

       "RELEASE" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

       "REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

       "SECURITIES ACT" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

       "SELLERS" -- as defined in the first paragraph of this Agreement.

       "SELLERS' KNOWLEDGE"-- shall mean the actual knowledge of any of the Principal Executives, except that with regard to Section 3.20, it shall mean the actual knowledge of John Doyle and Michael Manning.

       "SHARES" -- as defined in the Recitals of this Agreement.

       "SHAREHOLDERS AGREEMENT" -- the Shareholders Agreement dated March 15, 1996 by and between each of the shareholders of the Company.

       "SUBSIDIARY" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

       "TAX" -- means any federal, state, local, provincial, territorial or foreign income, capital gain, gross receipts, license, excise, customs, duties, franchise, profits, capital, sales, use, transfer, goods or services or value added tax, including any interest, penalty, or addition thereto, whether disputed or not.

       "TAX RETURN" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

       "THREAT OF RELEASE" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

       "THREATENED" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person having knowledge of the event or circumstances to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced or taken.


                                     ARTICLE 2

                        SALE AND TRANSFER OF SHARES; CLOSING


       2.1    SHARES.

       Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

       2.2    PURCHASE PRICE.

       The purchase price (the "Stock Purchase Price") for the Shares will be $42,750,000 subject to a holdback of $2 million of the Stock Purchase Price (the "Holdback") which Buyers may cause to be retained as security for Sellers' indemnification obligations, as set forth in Section 10.3 below. The Stock Purchase Price will be allocated among the Sellers as set forth on Schedule A.

       2.3    CLOSING.

       The purchase and sale (the "Closing") provided for in this Agreement will occur at the offices of Munger, Tolles & Olson as soon as possible following the satisfaction of all conditions hereto but not later than April 7, 1998, or 5 business days after the date on which the applicable waiting periods under the HSR Act have expired or been terminated (the "Closing Date").

       2.4    CLOSING OBLIGATIONS.

       At the Closing:

       (a)    the Sellers will deliver to Buyer:

              (i) certificates evidencing the Shares, duly endorsed (or accompanied by duly executed and irrevocable stock powers), for transfer to Buyer, which shall be effective to transfer all of the Sellers' right, title and interest in and to the Shares, free and clear of all Encumbrances;

              (ii) employment agreements in the form of, or containing the material terms set forth in, Exhibit 2.4(a)(ii), executed by Joseph T. Mooney, Jr. and Larry A. Karasiuk (collectively, the "Employment Agreements");

              (iii) noncompetition agreements in the form of Exhibit 2.4(a)(iii), executed by Joseph T. Mooney and Edward P. Mooney (collectively, the "Noncompetition Agreements");

              (iv) a certificate executed by Sellers representing and warranting to Buyer that each of Sellers' representations and warranties in this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Closing Date as if made on the Closing Date; and

              (v) such other documents, instruments and agreements that Buyer may reasonably request no later than two business days prior to the Closing, and which Sellers have the power to deliver, in order to consummate the Contemplated Transaction.

       (b)    Buyer will deliver to Sellers:

              (i) $40,750,000 in cash payable by bank cashier's or certified check payable to the order of Seller Representative, or by wire transfer to accounts specified by the Sellers' Representative not later than 3 days before the Closing Date;

              (ii) $2,000,000 in cash as the Holdback payable by bank cashier's check payable to the order of the Custodian, or by wire transfer to accounts specified by the Custodian.

              (iii) $1,296,000 in cash payable to Edward P. Mooney, by bank cashier's check payable to his order or by wire transfer to accounts specified by him not later than 3 days before the Closing Date;

              (iv) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

              (v)    the Employment Agreements, executed by Buyer.


                                      ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF SELLERS

       The Sellers, jointly and severally represent and warrant to Buyer as follows, as of the date hereof (provided that Sellers' representations and warranties set forth in Section 3.26 of this Agreement shall be only the several representations and warranties of such Sellers):

       3.1    ORGANIZATION AND GOOD STANDING

       (a) Schedule 3.1 contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

       (b) Sellers have delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

       3.2    AUTHORITY; NO CONFLICT

       (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Upon the execution and delivery by Sellers of the Employment Agreements and the Noncompetition Agreements (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Each Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents.

       (b) Except as set forth on Schedule 3.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

              (i)    contravene, conflict with, or result in a violation of
(A) any provision of the Organizational Documents of the Acquired Companies, or
(B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

              (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or Sellers, or any of the assets owned or used by any Acquired Company, may be subject;

              (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

              (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

              (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

Except as set forth on Schedule 3.2, no Seller or Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

       3.3    CAPITALIZATION

       The authorized equity securities of the Company consist of:

       (a) 3,000,000 shares of Common stock, par value $1.00 per share, of which only 2,505,000 shares are issued and outstanding; and

       (b) 14,000 shares of Preferred stock, par value $100 per share, of which no shares are issued and outstanding.

       With the exception of the Shares (which are owned by Sellers), all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There is no security or other instrument convertible into or exchangeable for capital stock of the Company. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant, call, registration right, convertible security, arrangement, agreement or commitment or other right calling for the issuance of, any share of capital stock of the Company. There are no voting trusts or other understandings with respect to the voting of the capital stock of the Company. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business. All of the voting trusts and shareholder agreements set forth on
Schedule 3.3 will be terminated as of the Closing Date.

       3.4    FINANCIAL STATEMENTS

       Sellers have delivered to Buyer: (a) audited consolidated balance sheets of the Acquired Companies as at December 31, 1997 (the "Balance Sheet"), December 31, 1996 and December 31, 1995 and the related audited consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Ernst & Young, LLP independent certified public accountants. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

       3.5    BOOKS AND RECORDS

       The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of law. The minute books of the Acquired Companies are accurate, and no meeting of any such stockholders or Board of Directors has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

       3.6    TITLE TO PROPERTIES; ENCUMBRANCES

       (a) Schedule 3.6 contains a complete and accurate list of all real property, leaseholds (including all rights or options of the Sellers or Acquired Companies to acquire any real property) by any Acquired Company (collectively, the "Real Property"). Sellers have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the Acquired Companies and relating to such property or interests. Sellers have delivered or made available to Buyer true and correct copies of all such leases or real estate leased to any Acquired Company and of title insurance policies
(if any) with respect to leased real property.   Schedule 3.6 accurately sets
forth the lease payments required to be paid by any Acquired Company under each lease agreement and the expiration date of such lease agreement. To Sellers' knowledge, all such leases are valid and in full force and effect, and each Acquired Company has performed in all material respects all obligations required to be performed by them under such leases. Except as set forth on Schedule 3.6, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute a default by any Acquired Company under any lease described on Schedule 3.6, and, except as set forth on Schedule 3.6, no consent, approval, or waiver by any lessor under any lease is needed to consummate the Contemplated Transactions. Except as disclosed on Schedule 3.6A, the Acquired Companies have good and marketable title to, or a valid and binding leasehold interest in, all of the Real Property, free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature not set forth in the title policies set forth on
Schedule 3.6A.

       (b) To Sellers' knowledge, the Real Property is in reasonably good condition and repair (ordinary wear and tear excepted). All necessary occupancy and other certificates and permits for the lawful use and occupancy thereof and the equipment thereon have been issued. Except as set forth in Schedule 3.6B, none of the facilities used in connection with the business of any Acquired Company violates the provisions of any applicable building code, fire regulation, building restriction or other Governmental Authorization, and each such facility is zoned so as to permit the commercial uses intended by the Company, and there are no outstanding variances or special use permits affecting any of the facilities or the uses thereof by any Acquired Company. All buildings, plants, and structures owned by the Acquired Companies lie wholly within the boundaries of the real property owned by the Acquired Companies and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

       3.7    PERSONAL PROPERTY

       Schedule 3.7 contains a list of property ("Personal Property") owned by the Acquired Companies, with a value greater than $5,000 for any single item, other than those items acquired or disposed of in the ordinary course of business since the date hereof. To Sellers' knowledge, except as shown in
Schedule 3.7, each item included in the Personal Property, and all other items of personal property presently being used in the business of the Acquired Companies, is in good maintenance, operating condition and repair (ordinary wear and tear excepted) and is available for immediate use in the business or operations of the Acquired Companies.

       3.8    CONDITION AND SUFFICIENCY OF ASSETS

       To Sellers' knowledge, except as set forth on Schedule 3.8, the buildings, plants, structures, and equipment presently being used in the business of the Acquired Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

       3.9    ACCOUNTS RECEIVABLE

       All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing

Date current and collectible net of the aggregate reserves made for the Accounts Receivable and shown on the Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be. Such reserves have been calculated consistent with the Company's past practice for the preparation of internal financial statements and have been established in accordance with generally accepted accounting principles consistently applied, and Sellers believe the amount of the reserves is adequate to cover non-collection of the Accounts Receivable in light of the Acquired Companies' past practice. Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within the later of 150 days after the day on which it first becomes due and payable or December 31, 1998; provided that all payments received by the Company from a customer with respect to any Accounts Receivable shall be applied to the oldest remaining Accounts Receivable in the order in which they arose, unless the customer indicates otherwise as a result of a dispute with respect to a particular invoice. There is no contest, claim, or right of set-off, other than returns and offsets (such as for freight and commissions) in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 3.9 contains a complete and accurate list of all Accounts Receivable as of the date of the Balance Sheet, which list sets forth the aging of such Accounts Receivable.

       3.10   INVENTORY

       All inventory of the Acquired Companies as set forth on inventory dated December 31, 1997 and existing on the Closing Date consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a last in, first out basis (except for inventories of the Company's Canadian subsidiary which are determined on a first-in, first-out basis). The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies.

       3.11   NO UNDISCLOSED LIABILITIES

       Except as set forth on Schedule 3.11, the Acquired Companies have no liabilities or obligations of any nature (whether absolute, accrued or contingent) required to be reserved against on the Balance Sheet or disclosed in the notes thereto, in accordance with GAAP, which are not adequately reserved against or disclosed, except for current liabilities incurred in the Ordinary Course of Business since the date thereof.

       3.12   TAXES

       (a) The Acquired Companies have filed or caused to be filed (on a timely basis) since 1992 all income Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Sellers have delivered or made available to Buyer copies of, and Schedule 3.12 contains a complete and accurate list of, all such Tax Returns filed since 1991. The Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment or reassessment received by Sellers or any Acquired Company, except such Taxes, if any, as are listed in Schedule 3.12 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet.

       (b) The United States federal and state and Canadian federal, provincial or territorial income Tax Returns of each Acquired Company subject to such Taxes have been audited by the IRS or relevant state or Canadian federal, provincial or territorial tax authorities or are closed by the applicable statute of limitations for all taxable years through 1991. Schedule 3.12 contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies or claims proposed as a result of such audits have been paid, reserved against, settled, or, as described on Schedule 3.12, are being contested in good faith by appropriate proceedings. Schedule 3.12 describes all adjustments to the United States federal and state or Canadian federal, provincial and territorial income Tax Returns filed by any Acquired Company or any group of corporations including any Acquired Company for all taxable years since 1991, and the resulting deficiencies proposed by the IRS or Canadian taxing authority. Except as described on Schedule 3.12, no Seller or Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable. No claim has ever been made by an authority in a jurisdiction where any Acquired Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any Acquired Company that arose in connection with any failure (or alleged failure) to pay any Tax.

       (c) The charges, accruals, and reserves with respect to Taxes on the respective books of each Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to that Acquired Company's liability for Taxes. Sellers have not been advised or notified of any proposed tax assessment or reassessment against any Acquired Company except as disclosed in the Balance Sheet or on Schedule 3.12. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired,
or to be acquired by any Acquired Company.   All Taxes that any Acquired Company
is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person. The Shares are not, and are not deemed to be, "taxable Canadian property" for purposes of the Income Tax Act [Canada].

       (d) All income Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are true, correct, and complete. No Acquired Company is currently the beneficiary of any extension of time with which to file any income Tax Return (it being understood that, prior to the Closing Date, extensions of time with respect to the 1997 year will be obtained). None of the Acquired Companies (i) has been a member of any affiliated group within the meaning of Section 1504 of the IRC (or any similar group defined under a similar provision of state, local or foreign law) filing a consolidated income Tax Return (other than a group the common parent of which is the Company or a Canadian subsidiary of the Company) or (ii) has any liability for the taxes of any Person (other than the Acquired Companies) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

       (e) During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Shares to Buyer), no Acquired Company or target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Shares to Buyer) has sold or will sell any property or assets to Buyer or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Buyer. Schedule 3.12 lists all such target affiliates.

       3.13   NO MATERIAL ADVERSE CHANGE

       Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition (financial or otherwise) of any Acquired Company, and, to Sellers' knowledge, no event has occurred or circumstance exists that may result in such a material adverse change; it being understood that any changes consistent with historical seasonal adjustments shall not constitute a material adverse change. Except as otherwise disclosed on Schedule 3.13, since the date of the Balance Sheet, the Acquired Companies have not taken any actions that would be prohibited under Section 5.3 hereof after the date of this Agreement.

       3.14   EMPLOYEE BENEFITS

       (a) Schedule 3.14 lists all "employee benefit plans," as such term is defined in ERISA Section 3(3), including (i) all bonus, profit sharing, incentive, deferred compensation, retirement, pension, severance, life insurance, and other similar fringe or employee benefit plans, programs or arrangements, and (ii) any applicable employment, consulting or compensation agreements, written or otherwise (collectively, the "Employee Plans"),created, entered into, maintained or contributed to by Sellers or the Acquired Companies for the benefit or welfare of any current or former director, officer or employee of any of the Acquired Companies or their ERISA Affiliates (meaning, with respect to an Acquired Company, any other Person that, together with the Company, would be treated as a single employer under IRC Section 414). None of the Employee Plans is a Canadian pension plan (other than the Canada/Quebec Pension Plan).

       (b) Except as set forth on Schedule 3.14, no Acquired Company or its ERISA Affiliate has been a participating employer in any "Multiemployer Plan" within the meaning of Section 3(37) of ERISA, or any plan maintained by more than one employer, within the last six years (collectively, the "Multiemployer Plans").

       (c) All Employee Plans (other than the Multiemployer Plans) have been registered or administered in compliance with their terms, and, where applicable, ERISA, the Code (and the regulations and published authorities thereunder) and any applicable Canadian Legal Requirements.

       (d) With respect to each Employee Plan (other than the Multiemployer Plans), (i) no "reportable event," as defined in Section 4043 of ERISA, exists that would constitute grounds for termination of such Employee Plan by the Pension Benefit Guaranty Corporation ("PBGC") or for the appointment by the appropriate United States District Court of a trustee to administer such Employee Plan, in each case as contemplated by Section 4042 of ERISA; (ii) neither the Acquired Companies, nor any fiduciary, trustee, or administrator of any such Employee Plan has engaged in a "prohibited transaction" as defined in
Section 4975 of the Code or a "prohibited transaction" as defined in Section 406 of ERISA that could reasonably be expected to subject any Acquired Company to any material tax imposed by Section 4975 of the Code or any material penalty imposed by Section 502 of ERISA; and (iii) to Sellers' Knowledge there is no current matter, including, without limitation, any matter involving the administration and operation of the Employee Plans, which could reasonably be expected to result in any Employee Plan being deemed to be not in compliance with the pertinent provisions of any law, regulation or ruling applicable thereto and which could reasonably be expected to impose any material liability upon any of the Acquired Companies.

       (e) With respect to each Employee Plan which is a Multiemployer Plan listed on Schedule 3.14 or in which any Acquired Company contributes or has contributed, (i) no Acquired Company has made a complete withdrawal or a partial withdrawal or has received any notice of any claim or demand for withdrawal liability against any of them; (ii) no Acquired Company has received any notice that any such Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that any such Multiemployer Plan is or may become insolvent; (iii) no Acquired Company has failed to make any required contributions to any such Multiemployer Plan; (iv) to Sellers' knowledge, no such Multiemployer Plan is a party to any pending merger or asset or liability transfer; and (v), to Sellers knowledge ,there are no PBGC proceedings against any such Multiemployer Plan.

       (f) Each Employee Plan (other than the Multiemployer Plans) which is intended to be a qualified plan within the meaning of IRC Section 401(a) (a "Qualified Plan") is qualified in form and operation under Sections 401(a) and 501(a) of the Code and the regulations and published authorities thereunder, and no event has occurred which will or could give rise to disqualification of any such Qualified Plan under such Sections of the IRC. All amendments to such Qualified Plans comply with the requirements of
Section 204(h) of ERISA. Each of the Acquired Companies has made when due all contributions due to date under or with respect to the Employee Plans. Sellers have furnished to Buyer for each such Qualified Plan complete and correct copies of the Form 5500 series which was filed in each of the most recent three plan years, and the most recent determination letter from the Internal Revenue Service. The Acquired Companies have made no commitment, and have no obligation, to establish a supplemental executive retirement plan or any other Employee Plan which is not listed on Schedule 3.14.

       (g) With respect to all material group health plans (other than the Multiemployer Plans) applicable to employees of the Acquired Companies, all such plans have been operated in substantial compliance with the group health plan continuation coverage requirements of Section 4980B of the Code ("COBRA") and Canadian Legal Requirements, to the extent such requirements are applicable, and except as set forth on Schedule 3.14, no such Plan in Canada provides for post-retirement benefits.

       (h) All expenses and liabilities relating to the Employee Plans have been, and will on the Closing Date be, fully and properly accrued on the Acquired Companies' books and records (other than expenses or liabilities that are paid in the normal course of the Acquired Companies' accounts payable procedures and are accordingly not accrued) and disclosed in accordance with generally accepted accounting principles and, where applicable, in Employee Plan financial statements. Prior to the Closing Date, no event will have occurred, and on such Closing Date, there will exist no condition or set of circumstances, which will result in any liability on behalf of any of the Acquired Companies as a result of the acquisition of share pursuant to this Agreement on or after the Closing Date under any provision of ERISA, the IRC or applicable Canadian Legal Requirements, which may impose liability on any of the Acquired Companies.

       (i) The Acquired Companies have made all contributions due to date under or with respect to the Employee Plans listed on Schedule 3.14 necessary to meet the applicable minimum funding requirements of ERISA or applicable Canadian Legal Requirements with respect to such Employee Plans (other than the Multiemployer Plans).

       3.15   COMPLIANCE WITH LEGAL REQUIREMENTS

       Except as set forth on Schedule 3.15:

       (a) each Acquired Company is in full compliance with each Legal Requirement that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

       (b) to Sellers' Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement; and

       (c) no Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

Each Acquired Company is in possession of Governmental Authorizations necessary to permit each Acquired Company to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

       3.16   LEGAL PROCEEDINGS; ORDERS

       Except as set forth on Schedule 3.16, there is no pending Proceeding in which any Acquired Company (i) is subject to any outstanding Order, (ii) is a party or (iii) to the Knowledge of any of the Sellers, is Threatened to be made a party. Except as set forth on Schedule 3.16, to Sellers' Knowledge, no event has occurred, and no circumstance exists that may give rise to a basis for any such Proceeding, and no Seller or Acquired Company otherwise has reason to believe that any such Proceeding may be brought or threatened against any of the Acquired Companies.

       3.17   ABSENCE OF CERTAIN CHANGES AND EVENTS

       Except as set forth in Schedule 3.17, since the date of the Balance Sheet, the Acquired Companies have operated their businesses only in the Ordinary Course of Business and there has not been any:

       (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

       (b) amendment to the Organizational Documents of any Acquired Company (other than the termination of the Shareholder Agreement contemplated by Section
7.12 hereof);

       (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee (except for payments of existing salaries to employees in the Ordinary Course of Business) or entry into any employment, severance, or similar Contract with any director, officer, or employee;

       (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

       (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition or prospects of the Acquired Companies, taken as a whole;

       (f)    entry into, termination of, or receipt of notice of termination of
(i) any license, distributorship, dealer, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $5,000 (other than pursuant to the Company's capital expenditure program which has been approved by Buyer);

       (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

       (h) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $5,000 (other than pursuant to adjustments with customers in the Ordinary Course of Business);

       (i) material change in the accounting methods used by any Acquired Company; or

       (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

       3.18   CONTRACTS; NO DEFAULTS

       (a) Schedule 3.18 contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

              (i) each written Applicable Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value greater than $10,000 (or greater than $25,000 for equipment leases);

              (ii) each written Applicable Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value greater than $5,000;

              (iii) each written Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies greater than $1,000;

              (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other written Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);

              (v) each collective bargaining agreement and other written Applicable Contract to or with any labor union or other employee representative of a group of employees;

              (vi) each joint venture, partnership, and other written Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

              (vii) each written Applicable Contract for or with sales representatives, manufacturing representatives, consultants, advisors or finders;

              (viii) each written Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

              (ix) each written Applicable Contract for capital expenditures in excess of $50,000; and

              (x) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

       No Acquired Company is party to an oral contract which would be reasonably likely to have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of any of the Acquired Companies.

       (b) Except as set forth on Schedule 3.18, each Contract identified or required to be identified on Schedule 3.18 is in full force and effect and is valid and enforceable in accordance with its terms.

       (c)    Except as set forth on Schedule 3.18:

              (i) to Sellers' Knowledge, each Acquired Company is in full compliance with all applicable terms and requirements of each Contract under which such Acquired Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is or was bound;

              (ii) to Sellers' Knowledge, each other Person that has or had any obligation or liability under any Contract under which an Acquired Company has or had any rights is in full compliance with all applicable terms and requirements of such Contract;

              (iii) to Sellers' Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract;

              (iv) no Acquired Company has given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract; and

              (v) no Acquired Company has paid any amounts under any current or expired bonus or profit sharing plan except in accordance with the terms and calculations provided for by such plans.

       (d) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Contracts with any Person and such Person has made written demand for such renegotiation.

       (e) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or, to Sellers' Knowledge, would be in violation of any Legal Requirement.

       3.19   INSURANCE

       Schedule 3.19 sets forth the following information with respect to each insurance policy (including policies providing property casualty, liability and workers' compensation coverage and bond and surety arrangements) to which any of the Acquired Companies is a party or a named insured at any time within the past 10 years:

       (a)    the name, address and telephone number of the agent;

       (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

       (c)    the policy number and the period of coverage;

       (d) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

       (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

       With respect to each such insurance policy, (A) the policy is legal, valid, binding and in full force and effect; (B) none of the Acquired Companies nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. Each of the Acquired Companies has been covered during the past 10 years by insurance in scope and amount customary and reasonable for the businesses in which they have been engaged during such period. Schedule 3.19 describes any self-insurance arrangements affecting any of the Acquired Companies. No Acquired Company is a party to any insurance policy which covers the current period with respect to liability for asbestos.

       3.20   ENVIRONMENTAL MATTERS

       Except as set forth on Schedule 3.20:

       (a) To Sellers' Knowledge, each Acquired Company is not in violation of or liable under, any Environmental Law. No Seller nor, to Sellers' Knowledge, any Acquired Company has received any actual or Threatened order, notice, or other written communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any current, actual or alleged violation or failure to comply with any Environmental Law, or of any current, actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, disposed of or otherwise released by any Acquired Company, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received, nor, to Sellers' Knowledge, is there any basis to expect that any Acquired Company may receive such Threatened order, notice or communication.

       (b) There are no pending or, to the Sellers' Knowledge, Threatened claims or Encumbrances resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Sellers or any Acquired Company has or had an interest.

       (c) No Seller nor, to Seller's Knowledge, any Acquired Company has received, any citation, directive, inquiry, notice, Order, summons, warning, or other written communication that relates to any alleged or actual violation or failure to comply with any Environmental Law, or of any alleged or actual obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or any Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, disposed or otherwise released by or on behalf of any Acquired Company, nor, to Sellers' Knowledge, is there any reasonable basis to expect that any Acquired Company may receive such Threatened order, notice or communication.

       (d) To Sellers' Knowledge, no Acquired Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which any Acquired Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities.

       (e) To Sellers' Knowledge, there are no Hazardous Materials present on or in the Environment at the Facilities other than in the Ordinary Course of Business and not in violation of any Environmental Law, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities and, to Sellers' Knowledge, no Hazardous Materials have migrated from any Facility of any adjoining property. To Sellers' Knowledge, no Acquired Company, any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or any Acquired Company has or had an interest except in compliance with all applicable Environmental Laws.

       (f) To Sellers' Knowledge, there has been no Release or Threat of Release, of any Hazardous Materials that would require cleanup or other remediation under applicable Environmental Laws at or from the Facilities or any similar Release or Threat of Release of any Hazardous Materials by or on behalf of any Acquired Company, or from or by any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest.

       (g) Sellers have made available to Buyer for inspection and copying true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by any Acquired Company with Environmental Laws.

       3.21   EMPLOYEES

       (a) Schedule 3.21 contains a complete and accurate list of (i) the following information for each employee, director, consultant, advisor or finder (collectively, "Employees") of the Acquired Companies, including each Employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable (whether in the form of salaries, bonuses, commissions or other supplemental compensation now or hereafter payable); vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, severance pay, insurance, medical, welfare, or vacation plan, or other Employee Plan; provided that job titles shall be provided only for such Employees with annual compensation in excess of $75,000 and (ii) each sales or manufacturer representative, together with their compensation or commission schedules.

       (b) To Sellers' Knowledge, no employee, past or current, intends to assert a claim against any Acquired Company of any kind whatsoever (assuming the Acquired Company fulfills all its obligations to each such employee from and after the Closing Date).

       3.22   LABOR RELATIONS; COMPLIANCE

       Except as set forth in Schedule 3.22, there is no presently pending or existing, and to Sellers' Knowledge, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process or (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Canadian Governmental Body (Federal or Provincial), organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises. To the Knowledge of Sellers, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other material labor dispute or other material labor or employment law dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

       3.23   INTELLECTUAL PROPERTY

       (a) INTELLECTUAL PROPERTY ASSETS -- The term "Intellectual Property Assets" consists of:

              (i) the Acquired Companies' names, all fictional business names, trading names, trade dress, registered and unregistered trademarks, service marks, industrial designs, applications and registrations therefore (collectively, "Marks");

              (ii) all patents and patent applications (collectively, "Patents");

              (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

              (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); and

              (v) all Intellectual Property Assets licensed by an Acquired Company as licensee owned or used by any Acquired Company.

       (b) AGREEMENTS -- Schedule 3.23 contains a complete and accurate list and summary description, including any royalties paid or received by the Acquired Companies, of all Contracts to date relating to the Intellectual Property Assets to which any Acquired Company is a party or by which any Acquired Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which an Acquired Company is the licensee. There are no outstanding and, to Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such Contract.

       (c)    KNOW-HOW NECESSARY FOR THE BUSINESS

              (i) To Sellers' Knowledge, the Intellectual Property Assets are all those necessary for the operation of the Acquired Companies' businesses as they are currently conducted. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims (except subject to the PNC Bank
Loan), and has the right to use without payment to a third party all of the Intellectual Property Assets.

              (ii) Except as set forth on Schedule 3.23, all current employees of each Acquired Company have executed written Contracts with one or more of the Acquired Companies that assign to one or more of the Acquired Companies all rights to any inventions, improvements, discoveries, copyrights or information relating to the business of any Acquired Company and that, with respect to Canadian employees, provide waivers of all moral rights in the Intellectual Property Assets where necessary and appropriate.

       (d)    PATENTS

              (i) Schedule 3.23 contains a complete and accurate list and summary description of all Patents to date. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

              (ii) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are subsisting and have not been adjudged invalid or unenforceable in whole or in part and, to Sellers' Knowledge, are valid and enforceable.

              (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Sellers' Knowledge, there is no potentially interfering patent or patent application of any third party.

              (iv) To Sellers' Knowledge, no Patent is infringed or has been challenged or threatened in any way and, except as set forth in Schedule 3.23, none of the products manufactured and sold, nor any process or know-how used, by any Acquired Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

       (e)    TRADEMARKS AND COPYRIGHTS

              (i) Schedule 3.23 contains a complete and accurate list and summary description of all Marks and Copyrights. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Marks and Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims (except subject to the PNC Bank Loan).

              (ii) All Marks that are presently in use by one or more of the Acquired Companies have been registered with the United States Patent and Trademark Office and are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability, as appropriate, and renewal applications). All of the Copyrights have been registered and are currently in compliance with formal legal requirements. All of the Marks are valid and enforceable.

              (iii) To Sellers' Knowledge, no Mark is now involved in any opposition, invalidation, or cancellation and no such action is Threatened by any third party with respect to any of the Marks.

              (iv) To Sellers' Knowledge, there is no interfering trademark or trademark application of any third party.

              (v) To Sellers' Knowledge, no Mark or Copyright is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way and none of the Marks or the subject matter of any of the Copyrights used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, service mark or copyright of any third party.

              (vi) All labeling and packaging displaying a registered Mark bear the proper registration notice, as required by the law of the particular jurisdiction in which the Mark is registered. All copyrighted works comply with the law governing marking in force in the particular jurisdiction.

       (f)    TRADE SECRETS

              (i) With respect to each Trade Secret, the documentation, if any, relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

              (ii) Sellers and the Acquired Companies have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

              (iii) One or more of the Acquired Companies owns, and to the best of Sellers' Knowledge, has the full right to use the Trade Secrets. The Trade Secrets, to Sellers' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Acquired Companies) or to the detriment of the Acquired

Companies. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

       3.24   NO IMPROPER PAYMENTS

       None of the Acquired Companies, nor, to Sellers' Knowledge, any of their respective Representatives, for or on behalf of the Acquired Companies, has at any time: (i) made any payment to any state, federal, commonwealth, territorial, or foreign governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; (ii) made any material payment outside the ordinary course of business to any purchasing or selling agent, or person charged with similar duties, of any entity to which any of the Acquired Companies buys or has bought, products or services, for the purpose of influencing such agent or person to buy products or services from, or sell products or services to, any of the Acquired Companies; or (iii) engaged in any transaction or maintained any account for, or used any funds of, any of the Acquired Companies, except for transactions that have been and are reflected in the normally maintained books and records of the Acquired Companies.

       3.25   RELATIONSHIPS WITH RELATED PERSONS

       Except as set forth on Schedule 3.25, no Seller or any Related Person of Sellers or of any Acquired Company has any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. No Seller or any Related Person of Sellers or of any Acquired Company has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Company, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company except for less than 1% of the outstanding capital stock of any Competing Business that is publicly traded. Except as set forth on
Schedule 3.25, no Seller or any Related Person of Sellers or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

       3.26   TITLE TO SHARES

       Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. The Sellers own the shares beneficially and of record in the amounts set forth on
Schedule 3.26 free and clear of any Encumbrances, options, conditional sales agreements or rights to purchase or otherwise acquire, options or warrants of any nature, whether imposed by agreement, understanding or otherwise, with no restriction on transfer or disposition thereof, except as imposed by applicable Legal Requirements and as set forth on Schedule 3.26. The Shares listed on
Schedule 3.26 opposite each Sellers' name are all of the shares of the Company's outstanding capital stock. At the Closing, upon consummation of the transactions and the performance of the actions contemplated herein, all beneficial and record ownership of the Shares will pass to Buyer, and Buyer will acquire good and valid title to the Shares, free and clear of all Encumbrances.

       3.27   CUSTOMERS AND SUPPLIERS

       Schedule 3.27 sets forth the names of the ten largest customers and the ten largest suppliers of each Acquired Company during the twelve-month period ending November 30, 1997 (based on the dollar amount of sales or purchases), and any sole-source suppliers of significant goods or services to the Acquired Companies with respect to which practicable alternative sources of supply are not readily available on comparable terms and conditions. Except as set forth on Schedule 3.27, to Sellers' Knowledge none of the customers or suppliers listed on Schedule 3.27 intends to terminate or not renew any contract or agreement, or otherwise materially alter its relationship, with any Acquired Company.

       3.28   DISCLOSURE AND DISCLOSURE SCHEDULES

       (a) The representations and warranties of Sellers in this Agreement and the Schedules and the certificates and other documents delivered or to be delivered by Sellers to Buyer pursuant to this Agreement do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary to make the statements made herein or therein in the light of the circumstances under which they were made, not misleading.

       (b) Except as set forth on Schedule 3.28, there is no fact known to Sellers that has specific application to Sellers or any Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as Sellers can reasonably foresee, materially threatens the assets, business, prospects, financial condition or results of operations of the Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Schedules hereto.

       3.29   DUE INQUIRY

       With respect to each representation and warranty contained herein that is to Sellers' Knowledge, the Principal Executives have made due inquiry of Michael McFadden, Larry Davis and, as to Section 3.20, John Doyle.


                                      ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES OF BUYER

       Buyer represents and warrants to Sellers as follows:

       4.1    ORGANIZATION AND GOOD STANDING

       Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

       4.2    AUTHORITY; NO CONFLICT

       (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Employment Agreements (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

       (b) Except as set forth on Schedule 4.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

              (i)    any provision of Buyer's Organizational Documents;

              (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

              (iii) any Legal Requirement or Order to which Buyer may be subject; or

              (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

       Except as set forth on Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

       4.3    INVESTMENT INTENT

       Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

       4.4    CERTAIN PROCEEDINGS

       There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.


                                      ARTICLE 5

                      COVENANTS OF SELLERS PRIOR TO CLOSING DATE

       5.1    ACCESS AND INVESTIGATION

       Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company and its Representatives to, (a) afford Buyer and its designees and their Representatives and underwriters, and prospective lenders and their Representatives (collectively, "Buyer's Advisors") reasonable access to each Acquired Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data,
(b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request with reasonable notice, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

       5.2    OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES

       Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to:

       (a) conduct the business of such Acquired Company only in the Ordinary Course of Business;

       (b) use their Best Efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

       (c) confer with Buyer concerning operational matters of a material nature; and

       (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of such Acquired Company.

       5.3    NEGATIVE COVENANTS

       Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause each Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
3.17 is likely to occur. The Acquired Companies will not pay 1997 year-end bonuses to the Principal Executives, and shall limit the aggregate compensation paid to the Principal Executives for the 1997 fiscal year to approximately $1.6 million.

       5.4    REQUIRED APPROVALS

       As promptly as practicable after the date of this Agreement, Sellers will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act and any filings required to be made in Canada). Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule 4.2 (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR Act). Sellers will pay one-half of any required fees for one filing under the HSR Act.

       5.5    NOTIFICATION

       Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Schedules specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 7 impossible or unlikely.

       5.6    PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

       Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to an Acquired Company by any Seller or any Related Person of any Seller to be paid in full prior to Closing.

       5.7    NO SOLICITATION

       Until the Closing Date or such time, if any, as this Agreement is terminated pursuant to Section 9, Sellers will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company. Sellers will immediately advise Buyer of, and communicate to Buyer the terms of, any such inquiry or proposal the Sellers or the Company may receive or of which the Sellers or the Company may become aware.

       5.8    BEST EFFORTS

       Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

       5.9    ESTOPPEL CERTIFICATES; TITLE MATTERS

       Between the date hereof and the Closing Date:

       (a) Sellers will cause the Company to use its Best Efforts to obtain from each lessor from which the Acquired Companies lease any real property or material real property designated by Buyer and each lender having a lien encumbering any of the Acquired Companies' properties: (i) the written consent of such lessor and/or lender to the transactions contemplated hereby, except to the extent such consent is not required; and (ii) an estoppel certificate reasonably satisfactory in form and substance to Buyer as to the continuing validity of such lease or extension of credit and the absence of any basis for termination thereof; and

       (b) Sellers will cause the Company to use its Best Efforts to obtain title insurance commitments, riders or endorsements regarding the Acquired Companies' Real Property in form and substance reasonably satisfactory to Buyer.


                                      ARTICLE 6

                       COVENANTS OF BUYER PRIOR TO CLOSING DATE

       6.1    APPROVALS OF GOVERNMENTAL BODIES

       As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act and any filings required to be made in Canada ). Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all consents identified in Schedule 3.2; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business. Buyer will pay one-half of any required filing fees.

       6.2    BEST EFFORTS

       Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.


                                      ARTICLE 7

                 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

       Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

       7.1    ACCURACY OF REPRESENTATIONS

       (a) All of the Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Schedules.

       (b) Each of Sellers' representations and warranties in Sections 3.3, 3.4, 3.13, the last paragraph of Section 3.18(a), and 3.28 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Schedules.

       (c) Since the date of the Agreement, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.


       7.2    SELLERS' PERFORMANCE

       (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

       (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered (including the Employment Agreements), and each of the other covenants and obligations in Sections 5.4 and 5.8 must have been performed and complied with in all respects.

       7.3    CONSENTS

       Each of the Consents identified on Schedule 4.2, must have been obtained and must be in full force and effect.


       7.4    FINANCIAL STATEMENTS

       Buyer shall have received the Acquired Company's audited financial statements for the 1997 fiscal year.

       7.5    ADDITIONAL DOCUMENTS

       Each of the following documents must have been delivered to Buyer:

       (a) an opinion of John D. O'Keefe, Esq., dated the Closing Date, as set forth in Exhibit 7.5, reasonably acceptable to Buyer; and

       (b) such other documents as Buyer may reasonably request for the purpose of evidencing the satisfaction of any condition referred to in this
Section 7.

       7.6    NO PROCEEDINGS

       Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated

Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

       7.7    NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

       There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (b) is entitled to all or any portion of the Stock Purchase Price payable for the Shares.

       7.8    NO PROHIBITION

       Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

       7.9    HSR ACT

       All applicable waiting periods with respect to the HSR Act (including any extensions thereof) shall have expired or been terminated.

       7.10   FINANCING

       There shall be available to Buyer high-yield financing at an interest rate of 11% per annum or lower in an amount sufficient to fund its obligations hereunder.

       7.11   TERMINATION OF AGREEMENTS

       The Shareholders Agreement and the Acquired Companies' bank loan with PNC Bank, National Association dated July 26, 1996, as amended ("PNC Bank Loan) shall have been terminated.

       7.12   MOONEY INVESTMENT

       Joseph T. Mooney, Jr. shall have made an investment in Buyer substantially on the terms set forth on Exhibit 7.12.

                                      ARTICLE 8

                CONDITIONS PRECEDENT TO SELLERS'  OBLIGATION TO CLOSE

       Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Sellers' Representative, in whole or in part):

       8.1    ACCURACY OF REPRESENTATIONS

       All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

       8.2    BUYER'S PERFORMANCE

       (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

       (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 (including the Employment Agreements) and must have made the cash payments required to be made by Buyer pursuant to
Section 2.4(b).

       8.3    CONSENTS

       Each of the Consents identified in Schedule 4.2 must have been obtained and must be in full force and effect.

       8.4    ADDITIONAL DOCUMENTS

       Buyer must have caused to be delivered to the Sellers' Representative such documents as the Sellers' Representative may reasonably request for the purpose of evidencing the satisfaction of any condition referred to in this
Section 8.

       8.5    NO INJUNCTION

       There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and
(b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

       8.6    HSR ACT

       All applicable waiting periods with respect to the HSR Act (including any extensions thereof) shall have expired or been terminated.


                                      ARTICLE 9

                                     TERMINATION

       9.1    TERMINATION EVENTS

       This Agreement may, by notice given prior to or at the Closing, be terminated:

       (a) by either Buyer or the Sellers' Representative if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

       (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by the Sellers' Representative, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and the Sellers' Representative has not waived such condition on or before the Closing Date;

       (c)    by mutual consent of Buyer and the Sellers' Representative;

       (d) by either Buyer or the Sellers' Representative if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before April 7, 1998, or such date (i) as extended by Section 2.3 hereof, or
(ii) as the parties may otherwise agree upon in writing; or

       (e) by the Sellers' Representative if all of the conditions in Section 7 have been satisfied and Buyer has failed to consummate the Contemplated Transactions on the Closing Date; or

       (f) by Buyer if all of the conditions in Section 8 have been satisfied and Sellers have failed to consummate the Contemplated Transactions on the Closing Date.

       9.2    EFFECT OF TERMINATION

       (a) Nothing in this Agreement shall affect the right of any party to seek injunctive relief to enforce the terms of this Agreement. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive.

       (b) In the event all of Buyer's conditions to close this Agreement as set forth in Section 7 are satisfied or waived, and all of Sellers' conditions to close the Agreement as set forth in Section 8 are satisfied, and Sellers fail to close, Sellers shall pay Buyer its expenses incurred in connection with this transaction, not to exceed $1 million. In the event all of Sellers's conditions to close this Agreement as set forth in Section 7 are satisfied or waived, and all of Buyer's conditions to close the Agreement as set forth in Section 8 are satisfied, and Buyer fails to close, Buyer shall pay Sellers their expenses incurred in connection with this transaction, not to exceed $1 million. The foregoing is agreed by the parties to constitute liquidated damages, and no party shall be entitled to any other monetary damages in the event this Agreement is terminated and fails to close.

                                      ARTICLE 10

                              INDEMNIFICATION; REMEDIES

       10.1   SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

       All representations, warranties, covenants, and obligations in this Agreement, the Schedules hereto, the supplements to the Schedules, the certificate delivered pursuant to Section 2.4(a)(iv), and any other certificate or document provided for or contemplated by this Agreement will survive the Closing.

       Buyer's right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, whether before or after the execution and delivery of this Agreement or the Closing Date by Buyer with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations. Notwithstanding anything contained in this Section 10 to the contrary, if prior to Closing, Warner Henry, Richard Gordinier, Jeffrey Wahba or Duncan Moffat has actual knowledge of specific facts that would cause one or more of the representations and warranties made by Sellers in this Agreement not to be true as of the date made, then Buyer shall have no right or remedy after the Closing with respect to any claim under Section 10.2 by reason thereof, and shall be deemed to have waived its rights to indemnification under Section 10.2 in respect thereof to such extent.

       10.2   INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

       Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Acquired Companies, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (not including incidental or consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

              (i) any Breach of any representation or warranty made by Sellers in this Agreement, the Schedules or any other certificate or document delivered by Sellers pursuant to this Agreement as if such representation or warranty were made on and as of the Closing Date (other than those made as of a specified date, which are deemed to be made as of such date);

              (ii) any Breach by a Seller of any covenant or obligation of such Seller in this Agreement;

              (iii) any product shipped or manufactured by, or any services provided by, any Acquired Company prior to the Closing Date;

              (iv) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Seller or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

The remedies provided in this Section 10.2 will be limited to those set forth in
Section 10.6 hereof.

       10.3   HOLDBACK ACCOUNT

       (a) At the Closing Buyer will deposit the Holdback with Nations Bank, or other mutually acceptable financial institution, as Custodian (the "Custodian") under the terms of a Custodial Agreement (the "Custodial Agreement") among the Sellers' Representative, Buyer and the Custodian in substantially the form attached hereto as Exhibit 10.3, with such changes therein as are required by the Custodian to serve in such capacity and are reasonably acceptable to the Buyer and the Sellers' Representative. The Custodian shall hold the Holdback Account to secure such indemnification obligations of the Sellers under this Agreement. The Buyer shall proceed first to satisfy its claims for indemnification from the Holdback Account before it shall be entitled to proceed against any of the Sellers. Any portion of the Holdback Account necessary to satisfy the Sellers' indemnification obligations shall be disbursed to the Buyer in accordance with the procedures set forth in the Custodial Agreement. Funds in the Holdback Account that are not required to satisfy the Sellers' indemnification obligations shall be disbursed to the Sellers as follows:

              (i) one-half (1/2) shall be disbursed to the Sellers in accordance with the Custodial Agreement on the first anniversary of the Closing Date, less any amounts required to be paid to the Buyer to indemnify it against all of the Buyer's Damages with respect to such matters;

              (ii) Any funds remaining in the Holdback Account after the Sellers' obligations have been fully satisfied in accordance with this Agreement shall be disbursed to the Sellers in accordance with the procedures set forth in the Custodial Agreement.

       (b) The Holdback Account shall be administered in accordance with the Custodial Agreement. All interest on, or other earnings of, the Holdback Account, shall be deemed as income of the Sellers and not the Holdback Account or the Buyer, and the Sellers shall pay any taxes attributable to such income. All interest on, or other earnings of, the Holdback Account shall be distributed to the Sellers in accordance with the Custodial Agreement.

       10.4   INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

       Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement,
(b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

       10.5   TIME LIMITATIONS

       If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, (i) unless, with respect to all representations, warranties, covenants or obligations, other than those in Sections 3.3, 3.12, 3.20 and 3.26, on or before the second anniversary of the Closing Date, Buyer notifies Sellers' Representatives of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; and (ii) unless, with respect to representations and warranties in
Section 3.12 or Section 3.20, on or before the sooner of the sixth anniversary of the Closing Date or the expiration of the applicable statute of limitations, Buyer notifies Sellers' Representative of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. A claim with respect to Section 3.3 or 3.26 may be made at any time.

       If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the second anniversary of the Closing Date, Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

       Any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved at the end of any applicable limitation period shall continue to be covered notwithstanding the foregoing provisions of this Section 10.5 or any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

       10.6   LIMITATIONS ON AMOUNT--SELLERS

       (a) Any joint and several liability of the Sellers arising under this Agreement is limited to the total amount of gross proceeds any individual Seller receives in connection with the Contemplated Transactions.

       (b) Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in Section 10.2 until the total of all Damages with respect to such matters exceeds $250,000, and then only for the amount by which such Damages exceed $100,000; provided, however, that individual claims of Five Thousand Dollars ($5,000) or less shall not be aggregated for purposes of calculating either threshold set forth above; and PROVIDED FURTHER that Sellers will have no liability for Damages in excess of $8 million.

       (c) Section 10.6(b) will not apply to fraud and Sellers will be jointly and severally liable for all Damages with respect to such fraud.

       10.7   LIMITATIONS ON AMOUNT--BUYER

       Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 10.4 until the total of all Damages with respect to such matters exceeds $250,000, and then only for the amount by which such Damages exceed

$100,000; provided, however, that individual claims of Five Thousand Dollars ($5,000) or less shall not be aggregated for purposes of calculating either threshold set forth above. However, this Section 10.7 will not apply to fraud and Buyer shall be liable for all Damages with respect to such fraud.

       10.8   PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

       (a)    Within 10 days after receipt by an indemnified party under Section
10.2 or 10.4 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

       (b) If any Proceeding referred to in Section 10.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate due to the potential conflict of interest between them, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding,
(i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. In all cases in which the indemnifying party shall assume the defense, the indemnified party shall have the right to participate in the defense of such claim or action through counsel of its own choice at its own expense, provided, however, if indemnifying party agrees to assume the defense of the claim or action subject to a reservation of rights that the loss or claim is not subject to indemnification or fails to waive in writing any right to disclaim coverage for all or any portion of the loss or claim (it being understood that indemnifying party need not waive the right to contest the merits of the alleged loss or claim), the indemnified party shall have the right to select independent counsel of its own choosing to defend the claim or action and the

Indemnifying Party shall have responsibility to pay reasonable attorneys' fees and costs of such defense. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within thirty days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

              (c) TAX MATTERS. Subject to Section 10(b) above, the Sellers shall have the right to assume, at the Sellers' expense, the handling, disposition and/or settlement of any issues raised in any official inquiry, examination or proceeding of or with taxing authorities as respect Taxes due for period prior to the Closing which the Sellers have liability for either directly or under this Agreement, which by way of indemnity or otherwise, provided that Buyer shall have the right to directly and/or through its designated representatives, (i) to participate, at its own expense, in any such inquiry, examination or proceeding and to review in advance and comment upon all submissions made by the Sellers in the course thereof and (ii) to approve the Sellers' disposition, handling or settlement of any issue if such disposition, handling or settlement will or might reasonably be expected to result in an increase in Taxes of the Company, any successor thereof or any consolidated group which includes the Company, for any period ending after the Closing. If, with respect to any such official inquiry, examination or proceeding described above, the Sellers elect not to exercise control over the handling, disposition and/or settlement thereof, then the Buyer and/or the Company shall have the right to do so without limiting the obligations of the Sellers to provide indemnity hereunder.

       10.9   PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

       A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

       10.10  ARBITRATION

       (a) If any dispute or controversy shall arise among the parties hereto as to any matter arising out of or in connection with the Holdback, the parties shall attempt in good faith to resolve such controversy by mutual agreement. If such dispute or controversy cannot be so resolved, it shall be resolved solely in accordance with the provisions of this Section 10.10.

       (b) Any dispute, controversy or claim between or among the parties hereto (the "Disputing Parties"), arising out of or related to the Holdback shall, except as provided in this Section 10.9, be settled by a single arbitrator by arbitration in Delaware in accordance with the Commercial Arbitration Rules of the American Arbitration Association as amended from time to time and as modified by this Agreement.

       (c) The arbitrator shall be selected by the Disputing Parties within 15 days after demand for arbitration is made by a Disputing Party. If the Disputing Parties are unable to agree on an arbitrator within such period, then each Disputing Party shall select one arbitrator, and each such arbitrator shall select a third arbitrator and the dispute shall be settled by the panel consisting of such three arbitrators (such panel, or the single arbitrator agreed to both parties, as the case may be, being hereinafter referred to as the "Arbiter"). Each arbitrator possesses substantive legal experience with respect to the principal issues on dispute.

       (d) Except as may otherwise be agreed in writing by the Disputing Parties or as ordered by the Arbiter upon substantial justification, the hearings of the dispute shall be held and concluded within 90 days of submission of the dispute to arbitration. The Arbiter shall render its final award within 30 days.

       (e) The Arbiter shall not alter or disregard any express provision of this Agreement. Any arbitration award in accordance with this Section 10.10 shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction over such party. The Arbiter is hereby authorized to award the winning party the costs (including reasonable attorney's fees and expenses) of any such arbitration.


                                      ARTICLE 11

                                  GENERAL PROVISIONS

       11.1   EXPENSES

       Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives and counsel. Sellers will pay all amounts payable to BT Alex Brown Incorporated in connection with this Agreement and the Contemplated Transactions; it being understood that Buyer will pay all amounts owed to BT Alex Brown Incorporated in connection with obtaining its financing in connection with this Agreement and the Contemplated Transactions. Sellers will cause the Acquired Companies not to incur any out-of-pocket expenses in connection with this Agreement except for professional fees of the Company incurred in connection with the Company's 1997 audited financial statements. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will survive.

       11.2   PUBLIC ANNOUNCEMENTS

       Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines after consultation with the Sellers' Representative. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Sellers' Representative and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

       11.3   CONFIDENTIALITY

       Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Acquired Companies to maintain in confidence, written, oral, or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

       If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, the Sellers' waive, and will upon Buyer's request cause the Acquired Companies to waive, any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of the Acquired Companies except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

       11.4   RELEASE

       (a) Each Seller, on behalf of himself and each of his Related Persons, hereby releases and forever discharges the Buyer, the Company and each of the other Acquired Companies, and each of their respective individual, joint or mutual, past, present and future Representatives, affiliates, stockholders, controlling persons, Subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, at law and in equity, which each of the Sellers or any of their respective Related Persons now has, have ever had or may hereafter have against the respective Releasees arising at or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring at or prior to the Closing Date; it being understood that this Section 11.4 does not apply to any rights of any Releasee specifically arising under the Employment Agreements, the Non-Competition Agreements or this Agreement.

       (b) Each Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter released hereby.

       (c) Without in any way limiting any of the rights and remedies otherwise set forth in this Agreement, each Seller, jointly and severally, shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorneys' fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Sellers or any of their Related Persons of any claim or other matter purported to be released hereby and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Sellers or any of their Related Persons against such third party of any claims or other matters purported to be released hereby.

       11.5   NOTICES

       All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

       Sellers:      Monsey Products Company
                     Cold Stream Road
                     Kimberton, Pennsylvania 19442

                     Attention: Joseph T. Mooney, Jr., President and CEO Facsimile No.: 610/933-4598

       with a copy to:

                     John D. O'Keefe, Esq.
                     Suite 1113, Robinson Building
                     15th and Chestnut Streets
                     Pennsylvania 19102
                     Facsimile No.: 215/564-2565

       Buyer:        Henry Group of Companies
                     2911 Slauson Avenue
                     Huntington Park, California 90255

                     Attention: Warner Henry
                     Facsimile No.: 213/583-8582
       with a copy to:

                     Munger, Tolles & Olson
                     355 South Grand Avenue, 35th Floor
                     Los Angeles, California 90071-1560

                     Attention: Robert B. Knauss, Esq.
                     Facsimile No.: 213/687-3702

       11.6   JURISDICTION; SERVICE OF PROCESS

       Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

       11.7   FURTHER ASSURANCES

       The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

       11.8   WAIVER

       Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

       11.9   ENTIRE AGREEMENT AND MODIFICATION

       This Agreement constitutes the entire agreement with respect to its subject matter hereof and supersedes all prior agreements with respect thereto, including the Letter of Intent, dated

December 9, 1997, as amended, among the Buyer, the Company and the Principal Executives, and no statements, representations, warranties (express or implied), writings, understandings or agreements of any party or of any representative of any party, in the negotiations leading to the execution and delivery of this Agreement or at any other time, which are not expressed herein or in any such other agreement, instrument or document executed and delivered hereto, shall be binding. All exhibits referred to in this Agreement are hereby incorporated by
reference and made a part of this Agreement.   This Agreement may not be amended
except by a written agreement executed by the party to be charged with the amendment.

       11.10  SCHEDULES

       (a) The disclosures in the Schedules, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

       (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

       11.11  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

       (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto; provided, further, that Buyer may assign this Agreement in whole or in part (i) to any wholly-owned Subsidiary of the Buyer, (ii) any lender to the Buyer, any subsidiary or affiliate thereof or any agent on behalf thereof as security for obligations to such lender in respect of its financing arrangements.

       (b) If, prior to the Closing, the Buyer enters into an agreement to sell a substantial portion of the Acquired Companies' assets or business to a third party, then the Sellers agree to provide to such third party the benefits of Sections 5.1 and 5.4.

       (c) Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

       11.12  SEVERABILITY

       If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

       11.13  SECTION HEADINGS, CONSTRUCTION

       The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

       11.14  APPOINTMENT OF SELLERS' REPRESENTATIVE

       The Buyer and each of the Sellers acknowledge and agree that Edward P. Mooney has been, or will be, appointed by the Sellers to act as the Sellers' representative (the "Sellers' Representative") under this Agreement and the Custodial Agreement pursuant to an agreement, dated the date of Closing, among each of the Sellers and the Sellers' Representative, and that Buyer and the Custodian may rely upon any action taken by such person in his capacity as the Sellers' Representative under this Agreement and the Custodial Agreement for the purpose of taking all such actions, exercising all such powers, making all such determinations and receiving and sending all such notices and other information permitted or required to be made, taken, received or sent by this Agreement. Each Seller ratifies and confirms and agrees to ratify and confirm any action taken by the Sellers' Representative on behalf of any Seller pursuant to this Agreement or the Custodial Agreement that is consistent with the Sellers' Representative's authority as described herein. All references to the Sellers' Representative refer to him in his capacity as representative of the Sellers and not to him in his individual capacity.

       11.15  TIME OF ESSENCE

       With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

       11.16  GOVERNING LAW

       This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

       11.17  COUNTERPARTS

       This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

              IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Buyer:

HENRY COMPANY
a California corporation


By:  /s/ Richard B. Gordinier
    --------------------------------
    Richard B. Gordinier
    President


Sellers:

/s/ Joseph Mooney, Jr.
------------------------------------
Joseph T.  Mooney, Jr.

/s/ E. P. Mooney
------------------------------------
Edward P.  Mooney

      *
------------------------------------
James F.  Stewart

      *
------------------------------------
Larry A.  Karasiuk

      *
------------------------------------
Joseph T.  Mooney III

      *
------------------------------------
Charles J.  Mooney

      *
------------------------------------
Stephen E.  Mooney

      *
------------------------------------
James E.  Mooney

      *
------------------------------------
Lisa M.  Brock

      *
------------------------------------
Patricia A.  Dever

      *
------------------------------------
Edward P.  Mooney, Jr.

      *
------------------------------------
Susan S.  Bruce

      *
------------------------------------
Michael J.  Mooney

      *
------------------------------------
Maureen Mooney

      *
------------------------------------
Luke A.  Mooney

Canadian Venture Capital

BY:   *
------------------------------------

      *
------------------------------------
Kathleen A.  Stewart

      *
------------------------------------
James R.  M.  Stewart

      *
------------------------------------
Mark J.  C.  Stewart

      *
------------------------------------
Barbara Karasiuk

      *
------------------------------------
Yves Pare

      *
------------------------------------
Lionel Borenstein

      *
------------------------------------
Manfred Sassner

Waywell Management


BY:   *
------------------------------------

      *
------------------------------------
                Robert S.  Zalkowitz



---------------

     ** By Power of Attorney, a copy of which is attached.


/s/ E. P. Mooney                   ,  as attorney in fact
------------------------------------
Edward P. Mooney


/s/ Joseph Mooney, Jr.             ,  as attorney in fact
------------------------------------
Joseph T. Mooney, Jr.

                                MONSEY PRODUCTS CO.

                                LIST OF SHAREHOLDERS

                                    COMMON STOCK


Name                        Certificate No.      Total Shares
----                        ---------------      ------------

Joseph T.  Mooney, Jr.        C-30               841,176
Joseph T.  Mooney III         C-2, C-24           35,154
Charles J.  Mooney            C-3, C-25           35,154
Stephen E.  Mooney            C-4, C-26           35,154
James M.  Mooney              C-5, C-27           35,154
Lisa M.  Brock                C-6, C-28           35,154
Patricia A.  Dever            C-7, C-29           35,154
Edward P.  Mooney             C-8                371,650
Edward P.  Mooney, Jr.        C-9                 15,850
Susan S.  Bruce               C-10                15,850
Michael J.  Mooney            C-11                15,850
Maureen Mooney                C-12                15,850
Luke A.  Mooney               C-13                15,850
Canadian Venture Capital      C-14               200,000
Kathleen A.  Stewart          C-15                86,667
James R.  M.  Stewart         C-16                86,667
Mark J.  C.  Stewart          C-17                38,666
Larry Karasiuk                C-18               130,000
Barbara Karasiuk              C-19               130,000
Yves Pare                     C-21                66,668
Lionel Borenstein             C-22                43,332
Manfred Sassner               C-23                20,000
Waywell Management            C-31               100,000
Robert S.  Zalkowitz          C-32               100,000
                                               ---------
                                               2,505,000
                                               ---------
                                               ---------


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